SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of Earliest Event Reported): February 5, 1999

                                  SYNETIC, INC.
               (Exact name of registrant as specified in charter)


           DELAWARE                      0-17822                 22-2975182
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
        of incorporation)                                   Identification No.)

669 River Drive, River Drive Center II                             07407
         Elmwood Park, NJ                                       (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 703-3400

                        Exhibit Index Appears on page 4.




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Item 5.  Other Events.

         (a)      Description of Capital Stock

                  Following is a description of the capital stock of the Company. The description of the capital stock of the Company is subject to the Delaware General Corporation Law and to provisions contained in the Company's Certificate of Incorporation and By-Laws, copies of which are exhibits to the Company's Form 10-K for the fiscal year ended June 30, 1998. Reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

                  The Company has authorized the issuance of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Holders of common stock have no preemptive or other subscription rights.

Common Stock

                  On January 25, 1999, there were 19,903,751 outstanding shares of common stock. The Company believes that its common stock is beneficially held by at least 400 stockholders.

                  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all directors eligible for election each year. The holders of common stock are entitled to dividends and other distributions out of assets legally available if and when declared by the board of directors. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata in the distribution of all of assets remaining available for distribution after satisfaction of all liabilities, including any prior rights of any preferred stock which may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

                  The transfer agent and registrar for the common stock is Registrar & Transfer Company.


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Preferred Stock

                  There are no shares of preferred stock outstanding. Series of the preferred stock may be created and issued from time to time by the Company's board of directors, with such rights and preferences as they may determine. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without stockholder approval, the Board of Directors could adversely affect the voting power of common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of the Company.

Section 203 of the Delaware General Corporation Law

                  Generally, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a publically held Delaware corporation from engaging in any "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless, (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned (A) by persons who are both directors and officers and (B) certain employee stock plans, or (iii) at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation's voting stock.

Indemnification

                  The Company's by-laws require it to indemnify each of its directors and officers to the fullest extent permitted by law and limits the liability of its directors and stockholders for monetary damages in certain circumstances.

                  Article Thirteen of the Company's certificate of incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Company or its


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stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchase) or (iv) for any transaction from which such director derived an improper personal benefit. Amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

                  Reference is made to the Form of Indemnification Agreement between Synetic and its directors and officers filed as Exhibit 10.6 to the Company's Form 10-K for the fiscal year ended June 30, 1998 pursuant to which the Company has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

         (b)      Other Events

                  Synetic, Inc. issued on February 5, 1999 the press release attached hereto as Exhibit 99.1. Such press release is incorporated herein by reference.

                                  Exhibit Index

Exhibit No.  Description
-----------  -----------

3.1          Amended and Restated Certificate of Incorporation of Synetic, Inc.*
3.2          By-Laws of Synetic, Inc.*
99.1         Press Release, dated February 5, 1999


--------
* Incorporated by reference from the Company's Current Report on Form 8-K dated April 9, 1998.










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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has been duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SYNETIC, INC.



                                      By: /s/ Charles A. Mele
                                          ---------------------------------
                                      Name:    Charles A. Mele
                                               Executive Vice President
                                               and General Counsel